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                                                                    Exhibit 5.1


                             Hogan & Hartson L.L.P.
                            555 Thirteenth Street NW
                          Washington, D.C. 20004-1109

                                January 31, 2002

VIA EDGAR
Board of Directors
Global Imaging Systems, Inc.
3820 Northdale Boulevard
Suite 200A
Tampa, Florida  33624

Ladies and Gentlemen:

     We are acting as counsel to Global Imaging Systems, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to (i) the proposed public offering of up to $50,000,000 in aggregate amount of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be offered and sold by the Company and
(ii) the proposed resale by certain beneficial owners (the "Selling Stockholders") of up to an aggregate of 3,503,500 shares of Common Stock
(the "Selling Stockholder Shares"), from time to time, as set forth in the prospectus, including the prospectus supplement, which forms a part of the Registration Statement (the "Prospectus"), and as may be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

     1.   An executed copy of the Registration Statement.

     2.   The Prospectus.

     3. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on July 17, 2001 and by the Secretary of the


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January 31, 2002
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         Company on the date hereof as being complete, accurate, and in effect.

     4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     5. Resolutions of the Board of Directors of the Company adopted by written consent dated as of June 10, 1998 relating to the issuance of the Selling Stockholder Shares, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     6. Certificates from each of the Selling Stockholders relating to the Selling Stockholder Shares.

     In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the issuance, sale, amount, and terms of the shares of Common Stock to be offered and sold by the Company from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, consistent with the procedure and terms described in the Registration Statement and in accordance with the Certificate of Incorporation, Bylaws and applicable Delaware law (each, a "Board Action"). As to matters of fact relevant to this opinion letter, we have relied on the representations and statements of fact made in the Documents. We have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:




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January 31, 2002
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     (a) following the effectiveness of the Registration Statement and following (i) Board Action authorizing an issuance of Common Stock to be offered and sold by the Company and (ii) issuance and delivery of certificates for Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares of Common Stock to be offered and sold by the Company will be validly issued, fully paid, and nonassessable, and

     (b) the Selling Stockholder Shares are validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                 Very truly yours,

                                                  /S/ HOGAN & HARTSON L.L.P.
                                                 -------------------------------
                                                 HOGAN & HARTSON L.L.P.